UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

Hythiam, Inc.
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        (Exact name of registrant as specified in its charter)

Delaware --------------- (State or other jurisdiction of incorporation)	333-58246 --------------- (Commission File Number)	88-0464853 --------------- (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025
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        (Address of principal executive offices, Zip Code)

(310) 444-4300
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        (Telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

            Written  communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
               (17 CFR 240.24d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
               (17 CFR 240.23e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

         On October 21, 2004, Hythiam, Inc. (the "Company") entered into a five-year technology license and administrative services agreement (the "Agreement") with a physician practice management company, Healthcare Billing and Bookkeeping Services, Inc. ("HBBS"), a closely-held affiliate of Pain Management Associates, P.C., an anesthesiology medical group that operates two free-standing outpatient surgery centers in San Luis Obispo County, California. The Agreement grants HBBS a one-year exclusive license for Pain Management Associates in San Luis Obispo and Santa Barbara counties and the city of Fresno, California, with extensions ranging from one to five years, based on different conditions for each geographic area, including minimum patient volume requirements.

         The Company will provide licensed technology and administrative services, including intellectual property, data collection and reports, marketing services and aftercare services related to the Company's proprietary treatment protocols for addictions to alcohol, cocaine, methamphetamine and other addictive stimulants. Fees for services provided are set based on a per-patient fee schedule.

        There is no relationship between the Company or its affiliates and any of the parties to the Agreement other than in respect of the Agreement.

ITEM 7.01       Regulation FD Disclosure

         On October 27, 2004, Hythiam, Inc. issued a press release announcing that the Company has entered into a licensing and services agreement to offer its proprietary HANDSTM Treatment Protocols through the physicians of Pain Management Associates. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

         (c) Exhibits

         99.1     Press release dated October 27, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 27, 2004	HYTHIAM, INC. By: /S/ CHUCK TIMPE ———————————————————— Chuck Timpe Chief Financial Officer